Exhibit 4.5
                               2001 OPTION PLAN
                             FOR KEY EMPLOYEES OF
                          THE BOYDS COLLECTION, LTD.

     1. Purpose of Plan

     The 2001 Option Plan for Key Employees of The Boyds Collection, Ltd. and Subsidiaries (the "Plan") is designed: (a) To promote the long term financial interests and growth of The Boyds Collection, Ltd. (the "Company") and its subsidiaries by attracting and retaining personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company's business; (b) to motivate personnel by means of growth-related incentives to achieve long range goals; and (c) to further the alignment of interests of participants with those of the stockholders of the Company through opportunities for increased stock, or stock-based, ownership in the Company.

     2. Definitions

     As used in the Plan, the following words shall have the following meanings:

     (a) "Board of Directors" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Committee" means the Compensation Committee of the Board of Directors, which may delegate its duties and powers in whole or part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify both as "non-employee directors" within the meaning of Rule 16-3 under the Exchange Act (or any successor rule thereto) and as "outside directors" within the meaning of Section 162(m) of the Code. Any action taken by the above-described subcommittee shall be subject to ratification by the Compensation Committee of the Board of Directors.

     (d) "Common Stock" or "Share" means Common Stock of the Company that may be authorized but unissued, or issued and reacquired.

     (e) "Employee" means a person, including an officer, in the regular full-time employment of the Company or one of its Subsidiaries who, in the opinion of the Committee, is, or is expected to be, involved in the management, growth or protection of some part or all of the business of the Company.

     (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (g) "Fair Market Value" means, as of any date, (i) the mean between the high and low sales prices of the Shares as reported on the composite tape for securities traded on the New York Stock Exchange for such date (or if not then trading on the New York Stock Exchange, the mean between the high and low sales price of the Shares on the stock exchange or over-the-counter market on which the Shares are principally trading on such date), or if, there

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were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

     (h) "Option Agreement" means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a grant of Options pursuant to the Plan.

     (i) "Option" means an option to purchase shares of the Common Stock which will not be an "incentive stock option" (within the meaning of Section 422 of the Code).

     (j) "Participant" means an Employee, or other person having a relationship with the Company or one of its Subsidiaries, to whom one or more grants of Options have been made and such grants have not all been forfeited or terminated under the Plan.

     (k) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3. Administration of Plan

          (a) The Plan shall be administered by the Committee. The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules and administration shall be consistent with the basic purposes of the Plan.

          (b) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Option grants, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

     4. Eligibility

     The Committee may from time to time make Option grants under the Plan to such Employees, or other persons having a relationship with the Company or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may


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determine. Options may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Option grant under the Plan shall be set forth in an Option Agreement, in a form approved by the Committee.

     5. Grants

     From time to time, the Committee, in its sole discretion, will determine the forms and amounts of Options to be granted to Participants. At the time of an Option grant, the Committee shall determine, and shall include in the Option Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the Option as the Committee deems appropriate. In addition to other restrictions contained in the Plan, an Option granted under this Paragraph 5,
(i) may not be exercised more than ten years after the date it is granted and
(ii) may not have an option exercise price less than 100% of the Fair Market Value of Common Stock on the date the Option is granted. Payment of the option price shall be made (a) in cash, (b) by exchanging shares of Common Stock owned by the Participant for at least six months (or such longer period necessary to avoid adverse accounting treatment), (c) for so long as there shall be a public market for the Shares at such time, subject to rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or (d) by a combination of the foregoing, in accordance with the terms of the Plan, the Option Agreement and of any applicable guidelines of the Committee in effect at the time.

     6. Limitations and Conditions

          (a) The number of Shares available under this Plan shall be 2,000,000 shares of the authorized Common Stock as of the effective date of the Plan, and the maximum number of Shares with respect to which Options may be granted to any Participant in any fiscal year shall be 500,000. The issuance of Shares upon the exercise of an Option shall reduce the total number of Shares available under the Plan. Unless restricted by applicable law, Shares related to Options that are forfeited, terminated or cancelled without consideration therefor or expire unexercised, shall immediately become available for reissue.

          (b) No Options shall be granted under the Plan after its termination on the tenth anniversary of the effective date of the Plan, but the terms of Options granted on or before the termination of the Plan may extend beyond such termination.

          (c) Nothing contained herein shall affect the right of the Company to terminate any Participant's employment at any time or for any reason.

          (d) Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.


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          (e) Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable in connection with any Option grant unless and until certificates representing any such Shares have been issued by the Company to such Participants.

          (f) No election as to benefits or exercise of Options may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

          (g) Absent express provisions to the contrary, any grant of Options under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

          (h) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company's obligations under the Plan.

     7. Transfers and Leaves of Absence

     For purposes of the Plan, unless the Committee determines otherwise: (a) A transfer of a Participant's employment without an intervening period of separation among the Company and any Subsidiary shall not be deemed a termination of employment and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company during such leave of absence.

     8. Adjustments

     In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, reorganization, consolidation, or similar event, the Committee may, in its sole discretion and without liability to any person, adjust appropriately (i) the number or kind of Shares or other securities subject to the Plan or for which Options may be granted during a fiscal year to any Participant, (ii) the number or kind of Shares or other securities covered by Option grants, (iii) exercise prices related to outstanding Option grants and/or (iv) make such other revisions to outstanding Option grants as it deems equitably required.

     9. Merger, Consolidation, Exchange, Acquisition, Liquidation or
Dissolution

     In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Option, the Committee may provide that such Option cannot be exercised after the merger or consolidation of the Company into another corporation or other entity, the exchange of all or substantially all of the assets of the Company

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for the securities of another corporation or other entity, the acquisition by another corporation or other entity of 50% or more of the Company's then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Company (a "Transaction"), and if the Committee so provides, it shall, on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such Transaction, that, for some reasonable period of time prior to such Transaction, such Option shall be exercisable as to all Shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Paragraph 6(b)), and that, upon the occurrence of such event, such Option shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Option shall remain exercisable after any such event, from and after such event, any such Option shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares of stock for which such Option could have been exercised immediately prior to such event.

     10. Restrictive Covenants

          (a) The Participant will not disclose or use at any time (whether during or after employment) any Confidential Information (as defined below) of which the Participant is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Participant's performance of duties, if any, assigned to the Participant by the Company or its Subsidiary. As used in this Agreement, the term "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Company or its Subsidiaries in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) computer software, including operating systems, applications and program listings, (v) flow charts, manuals and documentation, (vi) data bases, (vii) accounting and business methods,
     (viii) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (ix) customers and clients and customer or client lists, (x) other copyrightable works, (xi) all technology and trade secrets, and
     (xii) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Participant proposes to disclose or use such information. The Participant acknowledges and agrees that all copyrights, works, inventions, innovations, improvements, developments, patents, trademarks and all similar or related information which relate to the actual or anticipated business of the Company and its Subsidiaries (including its predecessors) and conceived, developed or made by the Participant while employed by the Company or its Subsidiaries belong to the Company. The Participant will perform all actions reasonably requested by the Company (whether during or after employment) to establish and confirm such ownership at the Company's expense (including without limitation assignments, consents, powers of attorney and other instruments). If the Participant is bound by any other agreement with the Company regarding the use or disclosure of confidential information, the provisions of this Agreement shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of confidential information.


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          (b) In consideration of the grant of an Option to a Participant, each Participant hereby agrees effective as of the date of grant of an Option hereunder, for so long as the Participant is employed by the Company or one of its Subsidiaries and for a period of one year thereafter (the "Noncompete Period"), that the Participant shall not, directly or indirectly, engage in the production, sale or distribution of any product competitive with a product produced, sold or distributed by the Company or its Subsidiaries on the date hereof or during the Noncompete Period or any other collectible product anywhere in the world in which the Company or its Subsidiaries is doing business other than through the Participant's employment with the Company or any of its Subsidiaries. At the Company's option, the Noncompete Period may be extended for an additional one year period if (i) within nine months of the termination of the Participant's employment, the Company gives the Participant notice of such extension and (ii) beginning with the first anniversary of such termination, the Company pays the Participant an amount equal to the Participant's base salary on the date of the termination of his employment. Such amount shall be paid in installments in a manner consistent with the then current salary payment policies of the Company. For purposes of this Agreement, the phrase "directly or indirectly engage in" shall include any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner, stockholder, partner, joint venturer or otherwise, and shall include any direct or indirect participation in such enterprise as a consultant, licensor of technology or otherwise.

          (c) In addition to the foregoing covenants, each Participant agrees that during the Noncompete Period he or she will not, whether on such Participant's own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly (i) solicit or encourage any employee of the Company or its Subsidiaries to leave the employment of the Company or any of its Subsidiaries, (ii) hire any person who was employed by the Company or any of its Subsidiaries as of the date of the Participant's termination of employment with the Company or who left the employment of the Company and its Subsidiaries coincident with, or within one year prior to or after, the termination of the Participant's employment with the Company, (iii) solicit or encourage to cease to work with the Company or its Subsidiaries any consultant then under contract with the Company or any of its Subsidiaries or (iv) solicit or endeavor to induce away from the Company or any of its Subsidiaries any customer thereof.

          (d) Notwithstanding subsections (a), (b) and (c) above, if at any time a court holds that the restrictions stated in subsection (a), (b) or
     (c) are unreasonable or otherwise unenforceable under circumstances then existing, the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because the Participant's services are unique and because the Participant has had access to Confidential Information, money damages will be an inadequate remedy for any breach of this Section 10. In the event of a breach or threatened breach of this
     Section 10, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).


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     11. Amendment and Termination

          (a) The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Option grants as are consistent with this Plan provided that, except for adjustments under Paragraph 8 or 9 hereof, no such action shall modify such Option grant in a manner materially adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Option grant.

          (b) The Board of Directors may amend, suspend or terminate the Plan except that, to the extent it is necessary under Section 16 of the Exchange Act or Section 162(m) of the Code to secure an exemption or relief under those sections pursuant to any rules promulgated thereunder (as determined by the Board), no such action, other than an action under Paragraph 8 or 9 hereof, may be taken which would, without shareholder approval, increase the aggregate number of Shares subject to Options under the Plan, decrease the exercise price of outstanding Options, change the requirements relating to the Committee or extend the term of the Plan.

     12. Foreign Options and Rights

     The Committee may grant Options to Employees who are subject to the laws of nations other than the United States, which Option grants may have terms and conditions that differ from the terms hereof as provided elsewhere in the Plan for the purpose of complying with foreign laws. With respect to Participants who reside or work outside the United States and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Options granted with respect to such Participants in order to conform such terms with the requirements of local law or otherwise as the Committee determines.

     13. Withholding Taxes

     The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of an Option that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes. Any Option Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Option Agreement, to pay a portion or all of such withholding taxes in shares of Common Stock.

     14. Choice of Law

     The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles.


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     15. Applicability of Plan and Option

     In the event of any conflict between the Plan and any Option, the terms of the Plan shall control.

     16. Successors and Assigns

     The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

     17. Effective Date and Termination Dates

     The Plan shall be effective on and as of its approval by the Board of Directors, or such later date as is designated by the Board of Directors, subject to the approval of the shareholders of the Company within one year after such Board of Directors approval. The Plan shall terminate on the tenth anniversary of its effective date, subject to earlier termination by the Board of Directors pursuant to Paragraph 11.